EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-86823 and 333-91983) and on Forms S-8 (Nos. 333-24027; 333-86753 and 333-87095) of IMRglobal Corp. (formerly Information Management Resources, Inc.) of our report dated February 13, 1998, except for certain information in Note 13 for which the date is March 9, 1998, relating to the consolidated financial statements for the year ended December 31, 1997, which appears in this Form 10-K.


PricewaterhouseCoopers LLP



Tampa, Florida
March 28, 2000